UNIFIED SERIES TRUST

AMENDMENT TO THE

CUSTODY AGREEMENT

THIS AMENDMENT dated as of September 11, 2023, to the Custody Agreement, dated as of September 23, 2005, as amended (the "Agreement"), is entered by and between UNIFIED SERIES TRUST, an Ohio business trust (the "Trust") and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the "Custodian").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and the Custodian desire to amend the Agreement to add the following funds:

•	Absolute Capital Opportunities Fund
•	Absolute Convertible Arbitrage Fund
•	Absolute Flexible Fund
•	Absolute Strategies Fund

WHEREAS, the Trust and the Custodian desire to amend the fees for the above mentioned funds; and

WHEREAS, Article XIV, Section 14.2 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

1.                  Exhibit C of the Agreement is hereby superseded and replaced in its entirety with Exhibit C attached hereto.

2.                  Exhibit I is added for the funds listed above.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

SIGNATURES ON THE NEXT PAGE

       IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of September 11, 2023.

unified series trust                                    U.S. BANK NATIONAL ASSOCIATION

By: /s/ Martin R. Dean                                               By: /s/ Gregory Farley

Name: Martin R. Dean                                              Name: Gregory Farley

Title: President                                                         Title: Sr. Vice President

Exhibit C

to the

Custody Agreement

Fund Names

Separate Series of Unified Series Trust

Name of Series                                                                     Date Added

Appleseed Fund                                                    On or about 07/01/11

Silk Invest New Horizons Frontier Fund             On or about 04/06/18

Absolute Capital Opportunities Fund                  On or about 09/11/23

Absolute Convertible Arbitrage Fund                 On or about 09/11/23

Absolute Flexible Fund                                        On or about 09/11/23

Absolute Strategies Fund                                    On or about 09/11/23

EXHIBIT I to the Custody Agreement

Name of Series

Absolute Capital Opportunities Fund

Absolute Convertible Arbitrage Fund

Absolute Flexible Fund

Absolute Convertible Opportunities Fund

Custody Services Fee Schedule

REDACTED